Exhibit 3.1

RESTATED FIFTEENTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

AVALARA, INC.

ARTICLE 1

NAME

The name of the corporation is Avalara, Inc. (the “Company”).

ARTICLE 2

AUTHORIZED CAPITAL

2.1. Reserved.

2.2. Authorized Stock.

2.2.1 Classes. The Company shall be authorized to issue two classes of stock to be designated, respectively, as “Common Stock” and “Preferred Stock.” The total number of shares which the Company shall have authority to issue is 260,290,986; the authorized number of shares of Common Stock shall be 153,944,895, par value $0.0001 per share, and the authorized number of shares of Preferred Stock shall be 106,346,091, par value $0.0001 per share.

2.3. Designation of Preferred Stock. The Company shall have a series of Preferred Stock designated “Series A Preferred Stock” consisting of 13,813,744 shares, a series of Preferred Stock designated “Series A-1 Preferred Stock” consisting of 5,011,661 shares, a series of Preferred Stock designated “Series A-2 Preferred Stock” consisting of 279,181 shares, a series of Preferred Stock designated “Series B Preferred Stock” consisting of 2,133,012 shares, a series of Preferred Stock designated “Series B-1 Preferred Stock” consisting of 21,599,646 shares, a series of Preferred Stock designated “Series C Preferred Stock” consisting of 7,069,386 shares, a series of Preferred Stock designated “Series C-1 Preferred Stock” consisting of 8,590,423 shares, a series of Preferred Stock designated “Series D Preferred Stock” consisting of 10,171,907 shares, a series of Preferred Stock designated “Series D-1 Preferred Stock” consisting of 22,862,317 shares and a series of Preferred Stock designated “Series D-2 Preferred Stock” consisting of 14,814,814 shares (all such series being referred to collectively herein as the “Series Preferred Stock”), with the following powers, preferences, privileges and relative rights:

2.3.1 Voting Rights.

(a) General. The holders of the Series Preferred Stock shall be entitled to notice of all shareholder meetings in accordance with the Company’s bylaws, and, in addition to any circumstances in which the holders of any series of the Series Preferred Stock shall be entitled to vote as a separate class under the Act or these Amended Articles, the holders of the Series Preferred Stock shall be entitled to vote on all matters (including the election of directors) submitted to the shareholders for a vote together with the holders of the Common Stock, voting together as a single class, with each share of Common Stock entitled to one vote per share and each share of Series Preferred Stock entitled to a number of votes (including fractions thereof) equal to the number of shares of Common Stock (including fractions thereof) issuable upon conversion of the Series Preferred Stock as of the record date for such vote (or, if no record date is fixed, the date of such vote).

(b) Special Voting Rights of the Series Preferred Stock. The Company shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the approval specified in clause (1) or (2) below, as applicable, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect:

(1) Authorize or issue, or obligate itself to issue, any equity security, including, without limitation, any security convertible into or exercisable or exchangeable for any equity security, in either case having a preference senior to the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock or Series D-2 Preferred Stock with respect to voting, dividends, conversion rights, redemption or upon liquidation, without first obtaining the approval (by written consent or affirmative vote, as provided by law) of the holders of a majority of the then-outstanding shares of Series Preferred Stock, given in writing or by affirmative vote (as the case may be), voting together as a single class; or

(2) Authorize or issue, or obligate itself to issue, any other equity security, including, without limitation, any security convertible into or exercisable or exchangeable for any equity security, in either case having a preference senior to one or more series of the Series Preferred Stock with respect to voting, dividends, conversion rights, redemption or liquidation if such senior preference (i) is discriminatory with respect to the seniority of one or more series of Series Preferred Stock vis-à-vis one or more other series of Series Preferred Stock and (ii) results in a less advantageous priority position of one or more series of Series Preferred Stock relative to the priority position of one or more of the other series of Series Preferred Stock in respect of the new security, without first obtaining the approval of the holders of a majority of those then-outstanding shares of Series Preferred Stock discriminated against and/or disadvantaged in the manner set forth above in this section, voting together as a single class.

(c) Special Voting Rights of the Holders of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock. The Company shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the approval (by written consent or affirmative vote, as provided by law) of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, given in writing or by affirmative vote (as the case may be) and voting together as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect:

(1) Amend, alter or repeal the rights, preferences or privileges of Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock so as to materially and adversely affect the shares of such series of Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock;

(2) Increase the total number of authorized shares of any series of Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock;

(3) Redeem, purchase or otherwise reacquire for value (or pay into or set funds aside for a sinking fund for such purpose) any shares of the Company’s capital stock or any securities convertible into or exercisable or exchangeable for any share of the Company’s capital stock; provided, however, that this restriction shall not apply to the repurchase of shares of Preferred Stock or Common Stock or options or warrants to purchase Preferred Stock or Common Stock from employees, officers, directors, consultants or other Persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at the lower of cost or fair market value upon the occurrence of certain events (such as the termination of employment, or through the exercise of any right of first refusal); or

(4) Amend or alter the Company’s Articles or bylaws so as to materially and adversely alter or change the rights, preferences or privileges of the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock.

(d) Special Voting Rights of the Holders of Series B Preferred Stock. The Company shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the approval (by written consent or affirmative vote, as provided by law) of the holders of a majority of the then-outstanding shares of Series B Preferred Stock, given in writing or by affirmative vote (as the case may be), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect:

(1) Amend, alter or repeal the rights, preferences or privileges of the Series B Preferred Stock so as to adversely affect the Series B Preferred Stock in a manner that is discriminatory to the Series B Preferred Stock vis-à-vis the Series B-1 Preferred Stock; or

(2) Amend or alter the Company’s Articles so as to eliminate any separate class vote of the holders of Series B Preferred Stock set forth in this Section 2.3.1(d).

(e) Special Voting Rights of the Holders of Series B Preferred Stock and Series B-1 Preferred Stock. The Company shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the approval (by written consent or affirmative vote, as provided by law) of the holders of a majority of the then-outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock, which majority shall include the approval of Sageview Capital Master, L.P. (including its affiliates, successors and assigns, “Sageview”) for so long as Sageview continues to hold at least 9,090,909 shares of Series B-1 Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), given in writing or by affirmative vote (as the case may be) and voting together as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect:

(1) Amend, alter or repeal the rights, preferences or privileges of the Series B Preferred Stock or the Series B-1 Preferred Stock so as to adversely affect the shares of the Series B Preferred Stock or Series B-1 Preferred Stock;

(2) Increase the total number of authorized shares of Series B Preferred Stock or Series B-1 Preferred Stock;

(3) Redeem, purchase or otherwise reacquire for value (or pay into or set funds aside for a sinking fund for such purpose) any shares of the Company’s capital stock or any securities convertible into or exercisable or exchangeable for any share of the Company’s capital stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock or options or warrants to purchase Common Stock from employees, officers, directors, consultants or other Persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at the lower of cost or fair market value upon the occurrence of certain events (such as the termination of employment, or through the exercise of any right of first refusal);

(4) Amend or alter the Company’s Articles so as to eliminate any separate class vote of the holders of Series B Preferred Stock and Series B-1 Preferred Stock set forth in this Section 2.3.1(e);

(5) Amend or alter the rights, preferences or privileges of any outstanding class or series of the Company’s capital stock or authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, in each case such that the modified class or series or new equity security would have a preference senior to the Series B Preferred Stock or the Series B-1 Preferred Stock with respect to voting, dividends, conversion rights, redemption or liquidation if such senior preference (i) is discriminatory with respect to the seniority of the Series B Preferred Stock or the Series B-1 Preferred Stock vis-à-vis one or more other series of Series Preferred Stock and (ii) results in a less advantageous priority position of the Series B Preferred Stock or the Series B-1 Preferred Stock relative to the priority position of the other series of Series Preferred Stock in respect of the new security; or

(6) Amend or alter the Company’s Articles or bylaws so as to materially and adversely alter or change the rights, preferences or privileges of the holders of shares of Series B Preferred Stock or Series B-1 Preferred Stock.

(f) Special Voting Rights of the Holders of Series C Preferred Stock. For so long as at least 3,500,000 shares of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) remain outstanding, the Company shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the approval (by written consent or affirmative vote, as provided by law) of the holders of a majority of the then-outstanding shares of Series C Preferred Stock, given in writing or by affirmative vote (as the case may be), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect:

(1) Authorize or otherwise effect (i) a Deemed Liquidation (as defined below) in which the proceeds distributable to each share of Series C Preferred Stock are less than one and three-fourths times (1.75x) the Original Purchase Price for the Series C Preferred Stock in a transaction consummated prior to June 18, 2015 (for purposes of determining the “proceeds distributable” to each share of Series C Preferred Stock under this Section 2.3.1(f)(1), amounts deposited in a customary indemnification escrow shall be included to the extent allocable to the Series C Preferred Stock and to the extent the aggregate value of such indemnification escrow is less than or equal to twenty percent (20%) of the aggregate proceeds distributable to the Company’s shareholders (the “Allowable Escrow Amount”), but contingent payments, earnout payments and any other amounts payable subject to future contingencies, other than the Allowable Escrow Amount, shall be excluded), or (ii) an underwritten public offering under the Securities Act of 1933, as amended (the “Securities Act”), covering the sale of Common Stock to the public, at a per share price of less than one and three-fourths times (1.75x) the Original Purchase Price for the Series C Preferred Stock in an offering consummated prior to June 18, 2015; or

(2) Amend or alter the Company’s Articles so as to eliminate any separate class vote of the holders of Series C Preferred Stock set forth in this Section 2.3.1(f).

(g) Special Voting Rights of the Holders of Series C Preferred Stock and Series C-1 Preferred Stock. For so long as an aggregate of at least 3,500,000 shares of Series C Preferred Stock and Series C-1 Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) remain outstanding, the Company shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the approval (by written consent or affirmative vote, as provided by law) of the holders of a majority of the then-outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, voting together on an as-converted basis, given in writing or by affirmative vote (as the case may be), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect:

(1) Amend, alter or repeal the rights, preferences or privileges of the Series C Preferred Stock or the Series C-1 Preferred Stock so as to adversely affect the shares of Series C Preferred Stock or Series C-1 Preferred Stock;

(2) Increase the total number of authorized shares of Series C Preferred Stock or Series C-1 Preferred Stock;

(3) Redeem, purchase or otherwise reacquire for value (or pay into or set funds aside for a sinking fund for such purpose) any shares of the Company’s capital stock or any securities convertible into or exercisable or exchangeable for any share of the Company’s capital stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock or options or warrants to purchase Common Stock from employees, officers, directors, consultants or other Persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at the lower of cost or fair market value upon the occurrence of certain events (such as the termination of employment, or through the exercise of any right of first refusal);

(4) Amend or alter the Company’s Articles so as to eliminate any separate class vote of the holders of Series C Preferred Stock and Series C-1 Preferred Stock set forth in this Section 2.3.1(g);

(5) Amend or alter the rights, preferences or privileges of any outstanding class or series of the Company’s capital stock or authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, in each case such that the modified class or series or new equity security would have a preference senior to the Series C Preferred Stock or the Series C-1 Preferred Stock with respect to voting, dividends, conversion rights, redemption or liquidation if such senior preference (i) is discriminatory with respect to the seniority of the Series C Preferred Stock or the Series C-1 Preferred Stock vis-à-vis one or more other series of Series Preferred Stock and (ii) results in a less advantageous priority position of the Series C Preferred Stock or the Series C-1 Preferred Stock relative to the priority position of the other series of Series Preferred Stock in respect of the new security; or

(6) Amend or alter the Company’s Articles or bylaws so as to materially and adversely alter or change the rights, preferences or privileges of the holders of shares of Series C Preferred Stock or Series C-1 Preferred Stock.

(h) Special Voting Rights of the Holders of Series D Preferred Stock. For so long as an aggregate of at least 3,500,000 shares of Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) remain outstanding, the Company shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the approval (by written consent or affirmative vote, as provided by law) of the holders of a majority of the then-outstanding shares of Series D Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect:

(1) Amend, alter or repeal the rights, preferences or privileges of the Series D Preferred Stock so as to adversely affect the shares of Series D Preferred Stock;

(2) Increase the total number of authorized shares of Series D Preferred Stock;

(3) Redeem, purchase or otherwise reacquire for value (or pay into or set funds aside for a sinking fund for such purpose) any shares of the Company’s capital stock or any securities convertible into or exercisable or exchangeable for any share of the Company’s capital stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock or options or warrants to purchase Common Stock from employees, officers, directors, consultants or other Persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at the lower of cost or fair market value upon the occurrence of certain events (such as the termination of employment, or through the exercise of any right of first refusal);

(4) Amend or alter the Company’s Articles so as to eliminate any separate class vote of the holders of Series D Preferred Stock set forth in this Section 2.3.1(h);

(5) Amend or alter the rights, preferences or privileges of any outstanding class or series of the Company’s capital stock or authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, in each case such that the modified class or series or new equity security would have a preference senior to the Series D Preferred Stock with respect to voting, dividends, conversion rights, redemption or liquidation if such senior preference (i) is discriminatory with respect to the seniority of the Series D Preferred Stock vis-à-vis one or more other series of Series Preferred Stock and (ii) results in a less advantageous priority position of the Series D Preferred Stock relative to the priority position of the other series of Series Preferred Stock in respect of the new security; or

(6) Amend or alter the Company’s Articles or bylaws so as to materially and adversely alter or change the rights, preferences or privileges of the holders of shares of Series D Preferred Stock.

(i) Special Voting Rights of the Holders of Series D-1 Preferred Stock. For so long as an aggregate of at least 3,500,000 shares of Series D-1 Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) remain outstanding, the Company shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the approval (by written consent or affirmative vote, as provided by law) of the holders of a majority of the then-outstanding shares of Series D-1 Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect:

(1) Authorize or otherwise effect (i) a Deemed Liquidation (as defined below) in which the proceeds distributable to each share of Series D-1 Preferred Stock are less than one and three-fourths times (1.75x) the Original Purchase Price (as defined below) for the Series D-1 Preferred Stock in a transaction consummated prior to November 7, 2017 (for purposes of determining the “proceeds distributable” to each share of Series D-1 Preferred Stock under this Section 2.3.1(i)(1), amounts deposited in a customary indemnification escrow shall be included to the extent allocable to the Series D-1 Preferred Stock and to the extent the aggregate value of such indemnification escrow is less than or equal to Allowable Escrow Amount, but contingent payments, earnout payments and any other amounts payable subject to future contingencies, other than the Allowable Escrow Amount, shall be excluded), or (ii) an public offering (underwritten or otherwise) under the Securities Act or any other foreign laws or regulations, that either (a) covers the sale of Common Stock to the public, at a per share price of less than one times (1x) the Original Purchase Price for the Series D-1 Preferred Stock or (b) results in aggregate cash proceeds to the Company of less than $50,000,000 (net of underwriting discounts and commissions), in each case in an offering consummated prior to November 7, 2016;

(2) Amend, alter or repeal the rights, preferences or privileges of the Series D-1 Preferred Stock so as to adversely affect the shares of Series D-1 Preferred Stock;

(3) Increase the total number of authorized shares of Series D-1 Preferred Stock or issue, or obligate itself to issue, shares of Series D-1 Preferred Stock other than pursuant to that certain Series D-1 Preferred Stock Purchase Agreement, dated on or about the date of filing of these Amended Articles, by and between the Company and the investors party thereto;

(4) Redeem, purchase or otherwise reacquire for value (or pay into or set funds aside for a sinking fund for such purpose) any shares of the Company’s capital stock or any securities convertible into or exercisable or exchangeable for any share of the Company’s capital stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock or options or warrants to purchase Common Stock from employees, officers, directors, consultants or other Persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at the lower of cost or fair market value upon the occurrence of certain events (such as the termination of employment, or through the exercise of any right of first refusal);

(5) Amend or alter the Company’s Articles so as to eliminate any separate class vote of the holders of Series D-1 Preferred Stock set forth in this Section 2.3.1(i);

(6) Amend or alter the rights, preferences or privileges of any outstanding class or series of the Company’s capital stock or authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, in each case such that the modified class or series or new equity security would have a preference senior to the Series D-1 Preferred Stock with respect to voting, dividends, conversion rights, redemption or liquidation if such senior preference (i) is discriminatory with respect to the seniority of the Series D-1 Preferred Stock vis-à-vis one or more other series of Series Preferred Stock and (ii) results in a less advantageous priority position of the Series D-1 Preferred Stock relative to the priority position of the other series of Series Preferred Stock in respect of the new security; or

(7) Amend or alter the Company’s Articles or bylaws so as to materially and adversely alter or change the rights, preferences or privileges of the holders of shares of Series D-1 Preferred Stock.

(j) Special Voting Rights of the Holders of Series D-2 Preferred Stock. For so long as an aggregate of at least 3,500,000 shares of Series D-2 Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) remain outstanding, the Company shall not, and shall not permit any subsidiary to, either directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the approval (by written consent or affirmative vote, as provided by law) of the holders of a majority of the then-outstanding shares of Series D-2 Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect:

(1) Authorize or otherwise effect (i) a Deemed Liquidation (as defined below) in which the proceeds distributable to each share of Series D-2 Preferred Stock are less than one and three-fourths times (1.75x) the Original Purchase Price (as defined below) for the Series D-2 Preferred Stock in a transaction consummated prior to September 12, 2019 (for purposes of determining the “proceeds distributable” to each share of Series D-2 Preferred Stock under this Section 2.3.1(j)(1), amounts deposited in a customary indemnification escrow shall be included to the extent allocable to the Series D-2 Preferred Stock and to the extent the aggregate value of such indemnification escrow is less than or equal to Allowable Escrow Amount, but contingent payments, earnout payments and any other amounts payable subject to future contingencies, other than the Allowable Escrow Amount, shall be excluded), or (ii) an public offering (underwritten or otherwise) under the Securities Act or any other foreign laws or regulations, that either (a) covers the sale of Common Stock to the public, at a per share price of less than one times (1x) the Original Purchase Price for the Series D-1 Preferred Stock or (b) results in aggregate cash proceeds to the Company of less than $50,000,000 (net of underwriting discounts and commissions), in each case in an offering consummated prior to September 12, 2018;

(2) Amend, alter or repeal the rights, preferences or privileges of the Series D-2 Preferred Stock so as to adversely affect the shares of Series D-2 Preferred Stock;

(3) Increase the total number of authorized shares of Series D-2 Preferred Stock or issue, or obligate itself to issue, shares of Series D-2 Preferred Stock other than pursuant to that certain Series D-2 Preferred Stock Purchase Agreement, dated on or about the date of filing of these Amended Articles, by and between the Company and the investors party thereto;

(4) Redeem, purchase or otherwise reacquire for value (or pay into or set funds aside for a sinking fund for such purpose) any shares of the Company’s capital stock or any securities convertible into or exercisable or exchangeable for any share of the Company’s capital stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock or options or warrants to purchase Common Stock from employees, officers, directors, consultants or other Persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at the lower of cost or fair market value upon the occurrence of certain events (such as the termination of employment, or through the exercise of any right of first refusal);

(5) Amend or alter the Company’s Articles so as to eliminate any separate class vote of the holders of Series D-2 Preferred Stock set forth in this Section 2.3.1(j);

(6) Amend or alter the rights, preferences or privileges of any outstanding class or series of the Company’s capital stock or authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, in each case such that the modified class or series or new equity security would have a preference senior to the Series D-2 Preferred Stock with respect to voting, dividends, conversion rights, redemption or liquidation if such senior preference (i) is discriminatory with respect to the seniority of the Series D-2 Preferred Stock vis-à-vis one or more other series of Series Preferred Stock and (ii) results in a less advantageous priority position of the Series D-2 Preferred Stock relative to the priority position of the other series of Series Preferred Stock in respect of the new security; or

(7) Amend or alter the Company’s Articles or bylaws so as to materially and adversely alter or change the rights, preferences or privileges of the holders of shares of Series D-2 Preferred Stock.

2.3.2 Dividends. The Company shall not declare or pay or set apart any dividend on any shares of Series Preferred Stock unless the Company shall simultaneously therewith declare and pay, or set apart for payment to, an equivalent dividend in respect of each of the other outstanding shares of Series Preferred Stock (in each case as determined on an as converted to Common Stock basis). The Company shall not declare or pay or set apart any dividend on shares of Common Stock (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Company; provided that in the case of any such dividend the Conversion Prices of each of the Series Preferred Stock are adjusted pursuant to Section 2.3.4(d)(2)) unless the Company shall first declare and pay, or set apart for payment to, each of the holders of Series Preferred Stock (a) any previously declared but unpaid dividends due on the Series Preferred Stock and (b) the dividends which would have been declared and paid or set apart with respect to the Common Stock issuable upon conversion of the shares of Series Preferred Stock had all of the outstanding shares of Series Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

2.3.3 Liquidation Preference.

(a) Preferential Amounts. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Transaction”), the holders of shares of Series Preferred Stock then outstanding shall be entitled to receive, by reason of their ownership thereof, prior and in preference to any distribution of the assets of the Company to the holders of the Common Stock or any other series of Preferred Stock that ranks junior in liquidation to the Series Preferred Stock, on a pari passu basis, as applicable:

(1) an amount per share of Series A Preferred Stock equal to (A) the Series A Liquidation Value plus (B) all declared and unpaid dividends on such share of Series A Preferred Stock, if any;

(2) an amount per share of Series A-1 Preferred Stock equal to (A) the Series A-1 Liquidation Value plus (B) all declared and unpaid dividends on such share of Series A-1 Preferred Stock, if any;

(3) an amount per share of Series A-2 Preferred Stock equal to (A) the Series A-2 Liquidation Value plus (B) all declared and unpaid dividends on such share of Series A-2 Preferred Stock, if any;

(4) an amount per share of Series B Preferred Stock equal to (A) the Series B Liquidation Value plus (B) all declared and unpaid dividends on such share of Series B Preferred Stock, if any;

(5) an amount per share of Series B-1 Preferred Stock equal to (A) the Series B-1 Liquidation Value plus (B) all declared and unpaid dividends on such share of Series B-1 Preferred Stock, if any;

(6) an amount per share of Series C Preferred Stock equal to (A) the Series C Liquidation Value plus (B) all declared and unpaid dividends on such share of Series C Preferred Stock, if any;

(7) an amount per share of Series C-1 Preferred Stock equal to (A) the Series C-1 Liquidation Value plus (B) all declared and unpaid dividends on such share of Series C-1 Preferred Stock, if any;

(8) an amount per share of Series D Preferred Stock equal to (A) the Series D Liquidation Value plus (B) all declared and unpaid dividends on such share of Series D Preferred Stock, if any;

(9) an amount per share of Series D-1 Preferred Stock equal to (A) the Series D-1 Liquidation Value plus (B) all declared and unpaid dividends on such share of Series D-1 Preferred Stock, if any; and

(10) an amount per share of Series D-2 Preferred Stock equal to (A) the Series D-2 Liquidation Value plus (B) all declared and unpaid dividends on such share of Series D-2 Preferred Stock, if any.

If, upon any such Liquidation Transaction of the Company, the assets and funds available for distribution to the shareholders of the Company (the “Actual Liquidation Proceeds”) shall be insufficient to permit payment to the holders of Series Preferred Stock of the full preferential amounts described in this Section 2.3.3(a), then the entire Actual Liquidation Proceeds amount shall be distributed, on a pari passu basis, among the holders of Series Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this Section 2.3.3.

(b) Remaining Assets. After the payment of the full liquidation preference of the Series Preferred Stock as set forth in Section 2.3.3(a) above, any remaining assets and funds of the Company available for distribution shall be distributed, on a pari passu basis, among the holders of Common Stock.

(c) Certain Acquisitions.

(1) Deemed Liquidations. For purposes of this Section 2.3.3, a Liquidation Transaction of the Company shall be deemed to include (and each holder of Series Preferred Stock shall be entitled to receive in connection therewith payment from the Company (or the successor or purchasing entity) in the aggregate amount specified herein that such holder would have received upon a Liquidation Transaction in accordance with Sections 2.3.3(a) and

2.3.3(b) above): (A) the acquisition of shares of capital stock of the Company representing a majority of the Company’s combined ordinary voting power by any Person, or any “group” as defined in Regulation 13D under the Securities Exchange Act of 1934, as amended, by means of any transaction or series of related transactions, including, without limitation, any reorganization, merger or consolidation, but excluding (i) any bona fide financing transaction (provided the proceeds of such financing are not intended to be used, in whole or in part, by the Company to purchase, redeem or otherwise acquire for value any of the capital stock or other equity securities of the Company) or (ii) any such reorganization, merger or consolidation involving the Company or a Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such reorganization, merger or consolidation continue to represent, or are converted into or exchanged for, shares of capital stock which continue to represent, immediately following such reorganization, merger or consolidation, a majority of the combined ordinary voting power of the outstanding capital stock of (x) the surviving or resulting corporation, or, (y) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such reorganization, merger or consolidation, of the parent corporation of such surviving or resulting corporation; and (B) a sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, except where such sale, lease, transfer or other disposition is to a wholly-owned Subsidiary of the Company (each of (A) and (B) of this Subsection, a “Deemed Liquidation”). Notwithstanding the foregoing, a Deemed Liquidation shall not be considered a Liquidation Transaction if so determined by the holders of a majority of the outstanding Series Preferred Stock; provided, however, that such determination shall also require the consent of the holders of a majority of the outstanding Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class on an as-converted basis, if the determination by the holders of Series Preferred Stock to not so consider it a Liquidation Transaction in any specific instance, would diminish, reduce, or otherwise adversely affect the proceeds payable or otherwise distributable to the holders of Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock pursuant to Sections 2.3.3(a)(1), 2.3.3(a)(2) or 2.3.3(a)(3), respectively, and Section 2.3.3(d); provided, further, that such determination shall also require the consent of the holders of a majority of the outstanding Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a single class on an as-converted basis, if the determination by the holders of Series Preferred Stock to not so consider it a Liquidation Transaction in any specific instance, would diminish, reduce, or otherwise adversely affect the proceeds payable or otherwise distributable to the holders of Series B Preferred Stock or Series B-1 Preferred Stock pursuant to Sections 2.3.3(a)(4) or 2.3.3(a)(5), respectively, and Section 2.3.3(d); provided, further, that such determination shall also require the consent of the holders of a majority of the outstanding Series C Preferred Stock if such Deemed Liquidation requires such consent pursuant to Section 2.3.1(f)(1); provided, further, that such determination shall also require the consent of the holders of a majority of the outstanding Series C Preferred Stock and Series C-1 Preferred Stock, voting together as a single class on an as-converted basis, if the determination by the holders of Series Preferred Stock to not so consider it a Liquidation Transaction in any specific instance, would diminish, reduce, or otherwise adversely affect the proceeds payable or otherwise distributable to the holders of Series C Preferred Stock or Series C-1 Preferred Stock pursuant to Sections 2.3.3(a)(6) or 2.3.3(a)(7), respectively, and Section 2.3.3(d); provided, further, that such determination shall also require the consent of the holders of a majority of the outstanding Series D Preferred Stock if the determination by the holders of Series Preferred Stock to not so consider it a Liquidation Transaction in any specific instance, would diminish, reduce, or otherwise adversely affect the proceeds payable or otherwise distributable to the holders of Series D Preferred Stock pursuant to Section 2.3.3(a)(8) and Section 2.3.3(d); provided, further, that such determination shall also require the consent of the holders of a majority of the outstanding Series D-1 Preferred Stock if such Deemed Liquidation requires such consent pursuant to Section 2.3.1(i)(1) or if the determination by the holders of Series Preferred Stock to not so consider it a Liquidation Transaction in any specific instance, would diminish, reduce, or otherwise adversely affect the proceeds payable or otherwise distributable to the holders of Series D-1 Preferred Stock pursuant to Section 2.3.3(a)(9) and Section 2.3.3(d); provided, further, that such determination shall also require the consent of the holders of a majority of the outstanding Series D-2 Preferred Stock if such Deemed Liquidation requires such consent pursuant to Section 2.3.1(j)(1) or if the determination by the holders of Series Preferred Stock to not so consider it a Liquidation Transaction in any specific instance, would diminish, reduce, or otherwise adversely affect the proceeds payable or otherwise distributable to the holders of Series D-2 Preferred Stock pursuant to Section 2.3.3(a)(10) and Section 2.3.3(d).

(d) Deemed Conversion. If the amount of cash, securities or other property which a holder of any shares of Series Preferred Stock would have been entitled to receive with respect to such shares if they had been converted to Common Stock immediately prior to a Liquidation Transaction (including a Deemed Liquidation) of the Company, and had therefore become entitled to participate as shares of Common Stock in distributions pursuant to Section 2.3.3(b) (for any shares of Series Preferred Stock, the “Deemed Conversion Amount”), would be greater than the applicable preferential amount for such shares as set forth in Sections 2.3.3(a)(1), 2.3.3(a)(2), 2.3.3(a)(3), 2.3.3(a)(4), 2.3.3(a)(5), 2.3.3(a)(6), 2.3.3(a)(7), 2.3.3(a)(8), 2.3.3(a)(9) or 2.3.3(a)(10) above, as applicable, then such shares will automatically be entitled to such Deemed Conversion Amount instead of the preferential distributions that would have been payable with respect to such shares under Section 2.3.3(a).

(e) Valuation of Consideration. In the event of a Liquidation Transaction as described in Section 2.3.3(a) or Section 2.3.3(c) above, if the consideration received by the Company is in whole or in part other than cash, then the amounts payable to all holders of shares of Series Preferred Stock pursuant to this Section 2.3.3 shall be paid in the same form of consideration that is paid to the other shareholders of the Company, with the value of any such non-cash consideration (other than securities) determined as provided in the definitive agreement(s) entered into in connection with any such Liquidation Transaction, or, if the non-cash consideration consists of securities for which no value is established in such definitive agreement(s), as follows:

(1) Freely Tradable Securities. The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

(A) if traded on a securities exchange or the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

(B) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

(C) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(2) Restricted Securities. The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined to reflect the approximate fair market value thereof, as determined by the Board of Directors.

2.3.4 Conversion Rights. The Series Preferred Stock shall be convertible as follows:

(a) General. Subject to and in compliance with the provisions of this Section 2.3.4, any shares of Series Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock.

(1) All outstanding shares of Series Preferred Stock shall automatically be converted into fully-paid and non-assessable shares of Common Stock upon the earlier of:

(A) Subject to compliance with the provisions in these Amended Articles, including Section 2.3.1(i) and Section 2.3.1(j) herein, the effectiveness of a registration statement in connection with an underwritten public offering under the Securities Act, covering the sale of Common Stock to the public that results in aggregate cash proceeds to the Company of not less than $50,000,000 (net of underwriting discounts and commissions); or

(B) the date specified by written consent or agreement of the holders of a majority of the then-outstanding shares of Series Preferred Stock, voting together as a single class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”); provided, that automatic conversion of the Series B Preferred Stock and the Series B-1 Preferred Stock pursuant to this Section 2.3.4(a)(1)(B) shall also require the written consent or agreement of the holders of a majority of the then-outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a single class, which majority shall include the approval of Sageview for so long as Sageview continues to hold at least 9,090,909 shares of Series B-1 Preferred Stock (in addition to the consent or agreement of the holders of a majority of the then-outstanding shares of Series Preferred Stock); provided, further, that automatic conversion of the Series C Preferred Stock and the Series C-1 Preferred Stock pursuant to this Section 2.3.4(a)(1)(B) shall also require the written consent or agreement of the holders of a majority of the then-outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, voting together as a single class (in addition to the consent or agreement of the holders of a majority of the then-outstanding shares of Series Preferred Stock); provided, further, that automatic conversion of the Series D-1 Preferred Stock pursuant to this Section 2.3.4(a)(1)(B) shall also require the written consent or agreement of the holders of a majority of the then-

outstanding shares of Series D-1 Preferred Stock, voting as a separate class (in addition to the consent or agreement of the holders of a majority of the then-outstanding shares of Series Preferred Stock); provided, further, that automatic conversion of the Series D-2 Preferred Stock pursuant to this Section 2.3.4(a)(1)(B) shall also require the written consent or agreement of the holders of a majority of the then-outstanding shares of Series D-2 Preferred Stock, voting as a separate class (in addition to the consent or agreement of the holders of a majority of the then-outstanding shares of Series Preferred Stock).

(2) The number of shares of Common Stock to which a holder of Series Preferred Stock shall be entitled upon conversion under this Section 2.3.4(a) shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 2.3.4(b) below) by the number of shares of Series Preferred Stock to be converted.

(b) Applicable Conversion Rate. The conversion rate in effect at any time (the “Applicable Conversion Rate”) for each share of a particular series of Series Preferred Stock shall be the quotient obtained by dividing the applicable original purchase price (the “Original Purchase Price”) for that series of Series Preferred Stock, as set forth below, by the Conversion Price applicable to such series, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The Original Purchase Price for the Series A Preferred Stock and the Series A-2 Preferred Stock is $0.888 per share; the Original Purchase Price for the Series A-1 Preferred Stock is $0.444 per share; the Original Purchase Price for the Series B Preferred Stock is $0.94 per share; the Original Purchase Price for the Series B-1 Preferred Stock is $1.10 per share; the Original Purchase Price for the Series C Preferred Stock is $2.8291 per share; the Original Purchase Price for the Series C-1 Preferred Stock is $3.32 per share; the Original Purchase Price for the Series D Preferred Stock is $5.25 per share; the Original Purchase Price for the Series D-1 Preferred Stock is $6.32 per share; and the Original Purchase Price for the Series D-2 Preferred Stock is $6.75 per share. As of the date of filing of these Amended Articles, the initial Conversion Price for the Series A Preferred Stock and the Series A-2 Preferred Stock is $0.888 per share; the initial Conversion Price for the Series A-1 Preferred Stock is $0.444 per share; the initial Conversion Price for the Series B Preferred Stock is $0.94 per share; the initial Conversion Price for the Series B-1 Preferred Stock is $1.10 per share; the initial Conversion Price for the Series C Preferred Stock is $2.8291 per share; the initial Conversion Price for the Series C-1 Preferred Stock is $3.32 per share; the initial Conversion Price for the Series D Preferred Stock is $5.25 per share; the initial Conversion Price for the Series D-1 Preferred Stock is $6.32 per share; and the initial Conversion Price for the Series D-2 Preferred Stock is $6.75 per share. Each such initial Conversion Price shall be subject to adjustment as set forth in Section 2.3.4(d).

(c) Mechanics of Conversion.

(1) Optional Conversions. Before any holder of Series Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit reasonably acceptable to the Company), at the office of the Company or of any transfer agent for such Series Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, (i) issue and deliver at such office to such holder of Series Preferred Stock, or to the nominee or nominees of such holder (subject to any applicable transfer restrictions), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, (ii) pay in cash such amount as provided in Section 2.3.4(d)(7)(A) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series Preferred Stock to be converted, the rights of the holder of the shares of Series Preferred Stock converted as a holder of Series Preferred Stock shall cease (except the right to receive the items provided for in the immediately preceding sentence), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Notwithstanding any other provision hereof, if a conversion of Series Preferred Stock is to be made in connection with a Liquidation Transaction, an underwritten offering of securities registered pursuant to the Securities Act or a share sale transaction or another transaction affecting the Company or a holder of Series Preferred Stock, the conversion of any shares of Series Preferred Stock may, at the election of the holders such shares, be conditioned upon the consummation of such event or transaction, in which case such conversion shall not be deemed to be effective until such event or transaction has been consummated. Such converted Series Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series Preferred Stock accordingly.

(2) Mandatory Conversions. All holders of record of shares of Series Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series Preferred Stock pursuant to Section 2.3.4(a)(1). Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Series Preferred Stock shall surrender the certificate or certificates therefor, duly endorsed (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit reasonably acceptable to the Company), at the office of the Company or of any transfer agent for such Series Preferred Stock. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. The Company shall, as soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit) for Series Preferred Stock, (i) issue and deliver at such office to such holder of Series Preferred Stock, or to the nominee or nominees of such holder (subject to any applicable transfer restrictions), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, (ii) pay in cash such amount as provided in Section 2.3.4(d)(7)(A) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series Preferred Stock being converted. Such conversion shall be deemed to have been made at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), the rights of the holder of the shares of Series Preferred Stock converted as a holder of Series Preferred Stock shall cease (except the right to receive the items provided for in the immediately preceding sentence), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Mandatory Conversion Time. Such converted Series Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series Preferred Stock accordingly.

(d) Conversion Price Adjustments of Series Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The applicable Conversion Price of the Series Preferred Stock shall be subject to adjustment from time to time after the date hereof, as follows:

(1) Issuance of Additional Stock below Purchase Price.

(A) Issuances of Additional Stock. If the Company shall issue, any Additional Stock (as defined below) for consideration per share less than the Conversion Price applicable to a series of Series Preferred Stock in effect immediately prior to the issuance of such Additional Stock, such Conversion Price shall automatically be adjusted as set forth in this Section 2.3.4(d)(1), unless otherwise provided in this Section 2.3.4(d)(1).

(B) Adjustment Formula. Whenever the Conversion Price is adjusted pursuant to Section 2.3.4(d)(1)(A), the new Conversion Price shall be determined by multiplying the Conversion Price in effect immediately prior to the issuance of such Additional Stock by a fraction, (i) the numerator of which shall be the number of shares of Outstanding Common Stock (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of shares of Additional Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance and (ii) the denominator of which shall be the number of shares of Outstanding Common Stock immediately prior to such issuance plus the number of shares of such Additional Stock so issued. For purposes of the foregoing calculation, the term “Outstanding Common Stock” shall mean the number of shares of Common Stock actually issued and outstanding at the time of determination plus the number of shares of Common Stock deemed issued at such time pursuant to Section 2.3.4(d)(1)(F) below.

(C) Definition of “Additional Stock”. For purposes of this Section 2.3.4(d)(1), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 2.3.4(d)(1)(F)) by the Company on or after the date of these Amended Articles other than:

(i) Shares of Common Stock (or securities convertible into Common Stock) issued or issuable as a distribution or dividend on Series Preferred Stock or by way of dividend, stock split or other distribution pursuant to Sections 2.3.4(d)(2), (3), (4) or (5) below;

(ii) Shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options,

warrants or other rights (in each case as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or issuable to employees, officers, advisors, consultants, directors or service providers of the Company and/or any Subsidiary, as approved from time to time by the Board of Directors;

(iii) Shares of Common Stock or convertible securities issued or issuable upon exercise of or conversion of any warrants, options, or other convertible securities, in each case that are outstanding as of the date of these Amended Articles (provided that each such issuance is pursuant to the terms of such securities);

(iv) Shares of Common Stock issued or issuable upon the conversion of shares of Series Preferred Stock;

(v) Shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series Preferred Stock will be converted to Common Stock pursuant to 2.3.4(a) hereof;

(vi) Shares of Common Stock or convertible securities issued or issuable in respect of any warrants, options or convertible securities as a result of the application of substantially similar antidilution provisions to those contained herein;

(vii) Shares of Common Stock issued or issuable in connection with the merger of Avalara ISPI, Inc. and Taxcient, Inc.;

(viii) Shares of Common Stock, options, warrants or other convertible securities issued or issuable to financial institutions, lessors, business partners or other entities in connection with commercial credit arrangements, equipment financings, real estate transactions, joint ventures, or other corporate partnering arrangements or similar transactions, in each case, the terms of which are approved by the Board of Directors;

(ix) Shares of Common Stock or convertible securities issued or issuable as acquisition consideration in connection with bona fide acquisitions by the Company of a business entity or the assets of a business, whether by merger, consolidation, purchase of assets, exchange of stock or otherwise, in each case on terms of issuance approved by the Board of Directors;

(x) Shares of Common Stock or convertible securities issued or issuable to any other persons or entities in connection with the acquisition by the Company of technology or intellectual property, or in connection with strategic collaboration or development agreements with the Company, provided that such issuances are not primarily for capital-raising purposes and, in each case, the terms of issuance are approved by the Board of Directors; and

(xi) Shares of Common Stock or convertible securities excluded from the definition of Additional Stock by the affirmative vote or written consent of:

1) the holders of a majority of the Series Preferred Stock that otherwise would be entitled to an antidilution adjustment as a result of the issuance of such Common Stock (including shares deemed to have been issued pursuant to Section 2.3.4(d)(1)(F)), voting together as a single class on an as-converted basis;

2) if the holders of Series B Preferred Stock otherwise would be entitled to an antidilution adjustment as a result of the issuance of such Common Stock (including shares deemed to have been issued pursuant to Section 2.3.4(d)(1)(F)), the holders of a majority of the then-outstanding shares of Series B Preferred Stock, voting as a separate class;

3) if the holders of Series B-1 Preferred Stock otherwise would be entitled to an antidilution adjustment as a result of the issuance of such Common Stock (including shares deemed to have been issued pursuant to Section 2.3.4(d)(1)(F)), the holders of a majority of the then-outstanding shares of Series B-1 Preferred Stock, voting as a separate class;

4) if the holders of Series C Preferred Stock otherwise would be entitled to an antidilution adjustment as a result of the issuance of such Common Stock (including shares deemed to have been issued pursuant to Section 2.3.4(d)(1)(F)), the holders of a majority of the then-outstanding shares of Series C Preferred Stock, voting as a separate class;

5) if the holders of Series C-1 Preferred Stock otherwise would be entitled to an antidilution adjustment as a result of the issuance of such Common Stock (including shares deemed to have been issued pursuant to Section 2.3.4(d)(1)(F)), the holders of a majority of the then-outstanding shares of Series C-1 Preferred Stock, voting as a separate class;

6) if the holders of Series D Preferred Stock otherwise would be entitled to an antidilution adjustment as a result of the issuance of such Common Stock (including shares deemed to have been issued pursuant to Section 2.3.4(d)(1)(F)), the holders of a majority of the then-outstanding shares of Series D Preferred Stock, voting as a separate class;

7) if the holders of Series D-1 Preferred Stock otherwise would be entitled to an antidilution adjustment as a result of the issuance of such Common Stock (including shares deemed to have been issued pursuant to Section 2.3.4(d)(1)(F)), the holders of a majority of the then-outstanding shares of Series D-1 Preferred Stock, voting as a separate class; and

8) if the holders of Series D-2 Preferred Stock otherwise would be entitled to an antidilution adjustment as a result of the issuance of such Common Stock (including shares deemed to have been issued pursuant to Section 2.3.4(d)(1)(F)), the holders of a majority of the then-outstanding shares of Series D-2 Preferred Stock, voting as a separate class.

(D) No Fractional Adjustments. No adjustment of the Conversion Price for the Series Preferred Stock shall be made in an amount less than $0.001 per share, and any adjustments of less than one cent shall be carried forward and aggregated with any future adjustments until such aggregate adjustments are equal to at least one cent.

(E) Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(F) Deemed Issuances of Common Stock. In the case of the issuance (whether before, on or after the date hereof) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exercisable or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exercisable or exchangeable securities, the following provisions shall apply for all purposes of Section 2.3.4(d)(1):

(i) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 2.3.4(d)(1)(E)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights, plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 2.3.4(d)(1)(E)).

(iii) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of a series of Series Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(iv) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of a series of Series Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(v) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 2.3.4(d)(1)(F)(i) and 2.3.4(d)(1)(F)(ii) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 2.3.4(d)(1)(F)(iii) or 2.3.4(d)(1)(F)(iv).

(G) No Increased Conversion Price. Notwithstanding any other provisions of this Section 2.3.4(d)(1), except to the limited extent provided for in Sections 2.3.4(d)(1)(F)(iii) and 2.3.4(d)(1)(F)(iv), no adjustment of the Conversion Price pursuant to this Section 2.3.4(d)(1) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(2) Stock Splits and Dividends. In the event the Company should at any time or from time to time after the date hereof effect, or fix a record date for the effectuation of, a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or convertible, exchangeable or exercisable securities without payment of any consideration by such holder for the additional shares of Common Stock or convertible, exchangeable or exercisable securities (including the additional shares of Common Stock issuable upon conversion, exchange or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Series Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series of Series Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those shares of Common Stock issuable with respect to such convertible, exchangeable or exercisable securities with the number of shares issuable (with respect to convertible, exchangeable or exercisable securities determined from time to time in the manner provided for deemed issuances in Section 2.3.4(d)(1)(F)).

(3) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price for each series of outstanding Series Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(4) Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets or options or rights not referred to in Section 2.3.4(d)(2), and excluding dividends as provided in Section 2.3.2, then, in each such case for the purpose of this Section 2.3.4(d), the holders of each series outstanding Series Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

(5) Reorganizations, Recapitalizations, Etc. If at any time or from time to time there shall be a reorganization, recapitalization, reclassification, merger or consolidation in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 2.3.4(d)(2), 2.3.4(d)(4) or 2.3.4(d)(4) each, a “Capital Reorganization”), provision shall be made so that the holders of the outstanding series of Series Preferred Stock shall thereafter be entitled to receive upon conversion of such series the number of shares of stock or other securities, cash or property, to which a holder of Common Stock issuable upon conversion of such series immediately prior to such reorganization, recapitalization, reclassification, merger or consolidation would have been entitled to receive pursuant to such transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.3.4 with respect to the rights of the holders of such series of Series Preferred Stock after each such transaction to the end that the provisions of this Section 2.3.4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such series) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series Preferred Stock.

(6) No Impairment. The Company will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series Preferred Stock against impairment.

(7) No Fractional Shares and Certificate as to Adjustments.

(A) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(B) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Series Preferred Stock pursuant to this Section 2.3.4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Series Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of any series of Series Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Price for such series of Series Preferred Stock at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Series Preferred Stock.

(8) Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or any other right, (ii) any Capital Reorganization or any Deemed Liquidation or (iii) the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall provide notice (pursuant to Subsection 2.3.4(d)(10) below) to each holder of Series Preferred Stock, at least ten (10) days prior to the date specified therein, specifying, as the case may be, (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (y) the effective date on which such Capital Reorganization, Deemed Liquidation, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such Capital Reorganization, Deemed Liquidation, dissolution, liquidation or winding-up, and the amount per share and character or such exchange applicable to the Series Preferred Stock and the Common Stock.

(9) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the outstanding shares of Series Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Series Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series Preferred Stock, in addition to such other remedies as shall be available to the holder of such series of Series Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Amended Articles.

(10) Notices. Any notice required by the provisions of this Section 2.3.4 to be given to the holders of shares of Series Preferred Stock shall be deemed given if (i) deposited in the U.S. mail, with first-class postage thereon prepaid, correctly addressed to each shareholder entitled thereto at the shareholder’s address as it appears on the current record of shareholders of the Company or (ii) provided by personal delivery, courier service, wire or wireless equipment, telegraphic or other facsimile transmission, or any other electronic means correctly addressed to each shareholder entitled thereto at the shareholder’s physical address, electronic mail address, or facsimile number, as it appears on the current record of shareholders of the Company.

(11) Status of Converted Stock. In the event any shares of Series Preferred Stock shall be converted pursuant to Section 2.3.4 hereof, the shares of the applicable series of Series Preferred Stock so converted shall be canceled and shall not be reissued, sold or transferred by the Company. The Articles of the Company shall be appropriately amended to effect the corresponding reduction in the number of authorized shares of such series of Series Preferred Stock.

(12) Taxes. The Company shall pay any and all issue and other similar taxes that may be payable with respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series Preferred Stock pursuant to Section 2.3.4 hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

2.3.5 Redemption of Shares. The Company shall not have the right to, and the holders shall not have the right to require the Company to, redeem shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock or Series D-2 Preferred Stock.

2.4. Common Stock.

2.4.1 Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior or preferential rights as to dividends, the holders of the Common Stock shall be entitled to receive, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.4.2 Liquidation Rights. Subject to the prior rights of the holders of all classes of stock at the time outstanding having prior or preferential rights as to distributions, upon liquidation, dissolution or winding up of the Company, the assets of the Company shall be distributed to the holders of Common Stock as provided in Section 2.3.3 hereof.

2.4.3 Redemption. The Common Stock is not redeemable.

2.4.4 Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any meeting of shareholders in accordance with the bylaws of the Company, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The holders of Common Stock shall not be entitled to vote as a separate voting group with respect to any amendment of these Amended Articles.

ARTICLE 3

SHAREHOLDER RIGHTS

3.1. No Preemptive Rights. Except as may be set forth in a separate agreement with the Company, the shareholders of the Company do not have preemptive rights to acquire proportional amounts of the Company’s unissued shares or additional offerings of its shares, options or convertible securities, whether issued for cash, property, services, by way of dividends or otherwise.

3.2. No Cumulative Voting. The shareholders of the Company do not have cumulative voting rights with respect to the election of directors of the Company.

3.3. Voting Groups. Except as specifically provided in Section 2.3.1 above, the shareholders of the Company shall not be entitled to the voting group rights granted by subsections 1(a), (e) or (f) of RCW 23B.10.040 or by 23B.11.035.

3.4. Action by Shareholder Consent. To the extent permitted by the Act, the taking of action by shareholders without a meeting by less than unanimous written consent of all shareholders entitled to vote on the action shall be permitted. Notice of the taking of such action shall be given in accordance with the Act to those shareholders entitled to vote on the action who have not consented in writing (and, if the Act would otherwise require that notice of a meeting of shareholders to consider the action be given to nonvoting shareholders, to all nonvoting shareholders), in writing, describing with reasonable clarity the general nature of the action, and accompanied by the same material that, under the Act, would have been required to be sent to nonconsenting (or nonvoting) shareholders in a notice of meeting at which the action would have been submitted for shareholder action. Such notice shall be either (a) by deposit in the U.S. mail, with first-class postage thereon prepaid, correctly addressed to each shareholder entitled thereto at the shareholder’s address as it appears on the current record of shareholders of the Company or (b) by personal delivery, courier service, wire or wireless equipment, telegraphic or other facsimile transmission, or any other electronic means which transmits a facsimile of such communication correctly addressed to each shareholder entitled thereto at the shareholder’s physical address, electronic mail address, or facsimile number, as it appears on the current record of shareholders of the Company.

3.5. Reduced Vote Requirements. In the case of any matter submitted to a vote of the shareholders of the Company for which the Act requires (unless the Articles provide otherwise, in which case the Articles shall control) the approval of two-thirds of the votes of each voting group entitled to be cast thereon, the approval of a majority, rather than two-thirds, of the votes of each voting group entitled to be cast on such matter shall be sufficient for such matter to be approved. Without limiting the generality of the foregoing, such matters are intended to include, to the extent not inconsistent with the Act, amendments to the Articles, mergers and share exchanges, sales of assets other than in the ordinary course of business, and dissolution. The provisions of this Section 3.5 are specifically intended to reduce the voting requirements otherwise prescribed under RCW 23B.10.030, 23B.11.030, 23B.12.020 and 23B.14.020, in accordance with RCW 23B.07.270.

ARTICLE 4

INDEMNIFICATION OF DIRECTORS AND OFFICERS

4.1. Definitions. The capitalized terms in this Section 4 not otherwise defined herein shall have the meanings set forth in RCW 23B.08.500.

4.2. Indemnification Rights of Directors and Officers. The Company shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the Company or who, while serving as a Director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 or 23B.08.560(2); provided that no such indemnity shall indemnify any Director or officer from or on account of (a) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (c) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled.

4.3. Amendment(s) to the Act. If, after the date of these Amended Articles, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the Company shall be indemnified to the fullest extent permitted by the Act.

4.4. Non-Exclusive Rights. To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Section 4.4 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Section 4.4 shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Section 4.4 shall not adversely affect any right or protection of a Director or officer of the Company for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

4.5. Limitation of Directors’ Liability. To the fullest extent permitted by the Act, as it exists on the date hereof or may hereafter be amended, a director of this Company shall not be personally liable to the Company or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of this Section 4.5 shall not adversely affect a director of this Company with respect to any conduct of such director occurring prior to such amendment or repeal.

4.6. Indemnification of Employees and Agents of the Company. The Company may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a Proceeding to Employees and Agents of the Company who are not also Directors, in each case to the same extent as to a Director with respect to the indemnification and advancement of expenses pursuant to rights granted under, or provided by, the Act or otherwise.

4.7. Partial Indemnification. If an Indemnitee is entitled to indemnification by the Company for some or a portion of expenses, liabilities, or losses actually and reasonably incurred by Indemnitee in an investigation, defense, appeal or settlement but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, liabilities or losses to which Indemnitee is entitled.

4.8. Procedure for Seeking Indemnification and/or Advancement of Expenses. The following procedures shall apply in the absence of (or at the option of the Indemnitee, in addition thereto) specific procedures otherwise applicable to an Indemnitee pursuant to a contract, trust agreement, or general or specific action of the Board of Directors:

4.9. Notification and Defense of Claim. Indemnitee shall promptly notify the Company in writing of any Proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. With respect to any such Proceeding as to which Indemnitee has notified the Company: (a) the Company will be entitled to participate therein at its own expense; and (b) except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee’s consent to such counsel may not be unreasonably withheld. After notice from the Company to Indemnitee of its election to assume the defense, the Company will not be liable to Indemnitee under this Article for any legal or other expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee shall continue to have the right to employ its counsel in such Proceeding, at Indemnitee’s expense; and if (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of such defense, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Company and the Indemnitee in the conduct of the defense.

4.10. Information to be Submitted and Method of Determination and Authorization of Indemnification. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board of Directors a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitute an “Indemnification Statement”). Submission of an Indemnification Statement to the Board of Directors shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Company shall, within sixty (60) calendar days thereafter, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless, within such sixty (60) calendar day period the Company shall notify the Indemnitee in writing that the Company has determined, based upon clear and convincing evidence, that the Indemnitee is not entitled to indemnification under this Article. Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

4.11. Special Procedure Regarding Advances for Expenses. An Indemnitee seeking payment of expenses in advance of a final disposition of the Proceeding must furnish to the Company, as part of the Indemnification Statement: (a) a written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and (b) a written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct. Upon satisfaction of the foregoing the Indemnitee shall have a contractual right to the prompt payment of such expenses by the Company within ten (10) calendar days thereafter.

4.12. Settlement. The Company shall not be liable to indemnify Indemnitee for any amounts paid in settlement of any Proceeding without the Company’s written consent. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

4.13. Contract and Related Rights.

(a) Contract Rights. The right of an Indemnitee to indemnification and advancement of expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Company. Such right shall continue as long as the Indemnitee shall be subject to any possible Proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

(b) Optional Insurance, Contracts, and Funding. The Company may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or Agent of the Company or, who, while a director, officer, employee, or Agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or Agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or Agent, whether or not the Company would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

(c) Severability. If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

(d) Right of Indemnitee to Bring Suit. If either (1) a claim under this Article IV for indemnification is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company or (2) a claim under this Article IV for advancement of expenses is not paid in full by the Company within twenty (20) days after a written claim has been received by the Company, then the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim. Neither (1) the failure of the Company to have made a determination prior to the commencement of such Proceeding that indemnification or reimbursement or advancement of expenses to the Indemnitee is proper in the circumstances, nor (2) an actual determination by the Company that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the Proceeding or create a presumption that the Indemnitee is not so entitled.

(e) Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition granted in this Article IV shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any statute, provision of this Article or the bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The Company shall have the express right to grant additional indemnity without seeking further approval or satisfaction by the shareholders. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide an Indemnitee with the broadest but nonduplicative indemnity to which he or she is entitled.

4.14. Contribution. If the indemnification provided in Section 4.2 is not available to be paid to Indemnitee for any reason other than those set forth in Sections 4.2(a), 4.2(b) or 4.2(c) (for example, because indemnification is held to be against public policy even though otherwise permitted under Section 4.2) then in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of loss paid or payable by Indemnitee in such proportion as is appropriate to reflect: the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such Proceeding arose, and the relative fault of the Company on the one hand and the Indemnitee on the other hand in connection with the events which resulted in such loss, as well as any other relevant equitable consideration. The relative benefits received by and fault of the Company on the one hand and the Indemnitee on the other shall be determined by a court of appropriate jurisdiction (which may be the same court in which the Proceeding took place) with reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such loss. The Company agrees that it would not be just and equitable if a contribution pursuant to this Article was determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

4.15. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of the Articles to indemnify or advance expenses to Indemnitee with respect to any Proceeding: (a) initiated voluntarily by Indemnitee and not by way of defense, unless (x) approved or authorized in advance by the Board of Directors, (y) brought to establish or enforce a right to indemnification under the Articles or any other statute or law or (z) as otherwise required under the statute; (b) instituted by Indemnitee to enforce or interpret this Article, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous; (c) for which any of the expenses or liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or (d) if the Company is prohibited by applicable law as then in effect from paying such indemnification and/or advancement of expenses.

ARTICLE 5

DEFINITIONS

As used in these Amended Articles, the following capitalized terms shall have the following definitions:

“Act” means the Washington Business Corporation Act, RCW Title 23B.

“Agent”, as used in Article IV hereof, means an individual who is or was an agent of the Company or an individual who, while an agent of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Agent” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an agent.

“Amended Articles” means these Fifteenth Amended and Restated Articles of Incorporation of the Company.

“Articles” means the Company’s Amended and Restated Articles of Incorporation, as amended from time to time.

“Board of Directors” means the board of directors of the Company.

“Common Stock” means the Company’s Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Director”, as used in Article IV hereof, means an individual who is or was a director of the Company or an individual who, while a director of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. “Director” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of a director.

“Employee”, as used in Article IV hereof, means an individual who is or was an employee of the Company or an individual, while an employee of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Employee” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an employee.

“Indemnitee”, as used in Article IV hereof, means an individual made a party to a Proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Company, and who possesses indemnification rights pursuant to these Articles or other corporate action. “Indemnitee” includes, unless the context requires otherwise, the spouse, heirs, estate, and personal representative of such individuals.

“Liability”, as used in Article IV hereof, means the obligation to pay a judgment, settlement penalty, fine, including an excise tax with respect to an employee benefit plan, or reasonable expenses incurred with respect to a Proceeding.

“Liquidation Value” means each of the following: Series A Liquidation Value, Series A-1 Liquidation Value, Series A-2 Liquidation Value, Series B Liquidation Value, Series B-1 Liquidation Value, Series C Liquidation Value, Series C-1 Liquidation Value, Series D Liquidation Value, Series D-1 Liquidation Value and Series D-2 Liquidation Value with respect to any share of stock of the Company, in all instances, as adjusted for any stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications and similar.

“Officer”, as used in Article IV hereof, means an individual who is or was an officer of the Company (regardless of whether or not such individual was also a Director) or an individual who, while an officer of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Officer” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an officer.

“Party”, as used in Article IV hereof, includes an individual who was, is, or is threatened to be named a defendant, respondent or witness in a Proceeding.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or other business entity.

“Proceeding”, as used in Article IV hereof, means any threatened, pending, or completed action, suit or proceeding, whether civil, derivative, criminal, administrative, or investigative, and whether formal or informal.

“Series A Liquidation Value” of any share of Series A Preferred Stock as of any particular date shall be equal to $0.888, as adjusted for any stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications or similar transactions affecting the number of outstanding shares of Series A Preferred Stock.

“Series A-1 Liquidation Value” of any share of Series A-1 Preferred Stock as of any particular date shall be equal to $0.444, as adjusted for any stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications or similar transactions affecting the number of outstanding shares of Series A-1 Preferred Stock.

“Series A-2 Liquidation Value” of any share of Series A-2 Preferred Stock as of any particular date shall be equal to $1.6908, as adjusted for any stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications or similar transactions affecting the number of outstanding shares of Series A-2 Preferred Stock.

“Series B Liquidation Value” of any share of Series B Preferred Stock as of any particular date shall be equal to $0.94, as adjusted for any stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications or similar transactions affecting the number of outstanding shares of Series B Preferred Stock.

“Series B-1 Liquidation Value” of any share of Series B-1 Preferred Stock as of any particular date shall be equal to $1.10, as adjusted for any stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications or similar transactions affecting the number of outstanding shares of Series B-1 Preferred Stock.

“Series C Liquidation Value” of any share of Series C Preferred Stock as of any particular date shall be equal to $2.8291, as adjusted for any stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications or similar transactions affecting the number of outstanding shares of Series C Preferred Stock.

“Series C-1 Liquidation Value” of any share of Series C-1 Preferred Stock as of any particular date shall be equal to $1.50, as adjusted for any stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications or similar transactions affecting the number of outstanding shares of Series C-1 Preferred Stock.

“Series D Liquidation Value” of any share of Series D Preferred Stock as of any particular date shall be equal to $5.25, as adjusted for any stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications or similar transactions affecting the number of outstanding shares of Series D Preferred Stock.

“Series D-1 Liquidation Value” of any share of Series D-1 Preferred Stock as of any particular date shall be equal to $6.32, as adjusted for any stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications or similar transactions affecting the number of outstanding shares of Series D-1 Preferred Stock.

“Series D-2 Liquidation Value” of any share of Series D-2 Preferred Stock as of any particular date shall be equal to $6.75, as adjusted for any stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications or similar transactions affecting the number of outstanding shares of Series D-2 Preferred Stock.

“Subsidiary” means, with respect to any Person, a separate business entity which, (a) if a corporation, a majority of its total voting power entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, limited liability partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, limited liability partnership, association or other business entity if such Person or Persons shall be allocated a majority of such entity’s gains or losses or shall be or control the managing member of such limited liability company, the general partner of such partnership or limited liability partnership, association or other business entity.

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ARTICLE 6

AMENDMENT TO THE ARTICLES

6.1. Amendments to Articles of Incorporation. Except as otherwise provided in these Articles, as amended from time to time, the Company reserves the right to amend, alter, change, or repeal any provisions contained in these Articles in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the Company are subject to this reservation. A shareholder of the Company does not have a vested property right resulting from any provision of these Articles.

6.2. Correction of Clerical Errors. Pursuant to RCW 23B.01.240, the Company shall have authority to correct clerical errors in any documents filed with the Secretary of State of Washington, including these Articles or any amendments hereto, without the necessity of special shareholder approval of such corrections.

AVALARA, INC.

Dated: May 8, 2017	By:	/s/ Alesia Pinney
Alesia Pinney
Executive Vice President, General Counsel and Secretary

CERTIFICATE ACCOMPANYING

RESTATED ARTICLES OF INCORPORATION

OF

AVALARA, INC.

The Restated Articles of Incorporation do not contain an amendment to the Articles of Incorporation.

AVALARA, INC.

Dated: May 8, 2017	By:	/s/ Alesia Pinney
Alesia Pinney
Executive Vice President, General Counsel and Secretary